Exhibit 99.1

Stellar Terminates Agreement with Canafra Mineral Exploration Corp. and Two Drums G&C Company Ltd

HENDERSON, NV July 30th, 2010 - Stellar Resources Ltd.,(OTCBB: SRRL) an oil and gas property acquisition, exploration and development company, (the “Company”) today announced the termination of a Farm In Agreement entered into with Canafra Mineral Exploration Corp. and Two Drums G&C Company Ltd. in August of 2008. The Company has decided to focus on its primary business oil and gas exploration and development.

FORWARD LOOKING STATEMENT

This press release contains statements, which may constitute 'forward-looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

On behalf of the Board

Stellar Resources Ltd.

   “Ray Jefferd”
Ray Jefferd
President & CEO